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                                                                    EXHIBIT 10.6

                              EMPLOYMENT AGREEMENT
                              --------------------


         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made as of this 1st day of October, 2000, by and among Ohio Legacy Corp., an Ohio corporation (the "Bancorp"), Ohio Legacy Bank, a national banking association (the "Company") and Robert E. Boss (the "Executive") and shall become effective on the date that the Company opens for business (the "Effective Date").

         In consideration of the mutual promises contained herein and other good and valuable consideration, the Executive and the Company have entered into this Agreement.

1.                EMPLOYMENT AND DUTIES.

                  (a) The Company agrees to employ the Executive and the Executive agrees to be employed by the Company as the Company's Vice President, Commercial Lending. The Executive shall hold such other offices as the Board of Directors of the Company (the "Board") shall determine from time to time.

                  (b) The Executive agrees to perform such duties as may be assigned by the Board, to devote all of his working time to the business of the Company, and to use his best efforts to advance the interests of the Company and its shareholders including, without limitation, the performance by the Executive of all necessary and reasonable services not inconsistent with his position of Vice President, Commercial Lending.

2. TERM. The Company's employment of the Executive shall commence on the Effective Date and expire on the first anniversary thereof, unless renewed or earlier terminated according to the provisions of this Agreement. Unless earlier terminated in accordance with this Agreement, this Agreement shall be automatically renewed for successive one (1) year periods unless and until either party shall have given the other at least sixty (60) days written notice prior to the expiration date of the term (or renewal term, if applicable) of this Agreement. The Executive's obligations and the Company's rights under
Section 6, 7, 8, 9 and 10 hereof shall survive the expiration of the term (including all renewal terms of this Agreement).

3.                COMPENSATION.

                  (a) The Executive's annual base salary ("Base Salary") during the term of this Agreement shall be Eighty-seven Thousand Dollars ($87,000), payable in accordance with the Company's standard payroll practices in effect for all employees. The Board, in its sole discretion, may from time to time increase, but not decrease, the amount of Executive's Base Salary.

                  (b) Nothing herein shall be deemed to preclude the Company from paying the Executive, in addition to his Base Salary, any bonuses ("Bonus") as may be awarded from time to time by the Board in its sole discretion.



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                  (c) The Company will reimburse the Executive for all
reasonable business expenses incurred by him in the course of performing his duties under this Agreement that are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses.

4. BENEFITS. During the term of this Agreement, the Executive and his eligible dependents shall be entitled to participate in employee benefit plans generally afforded by the Company to its executive employees from time to time.

5.                DISABILITY OR DEATH; RESIGNATION; TERMINATION FOR CAUSE; OTHER
TERMINATIONS.

                  (a) DEATH. In the event of the Executive's death, this Agreement and the Executive's employment shall terminate upon such date of death, except that Executive's estate shall be entitled to receive the unpaid portion of Executive's Base Salary earned up to the date of his death; and the Executive's designated beneficiary (or, in the absence of a designated beneficiary, the Executive's estate) shall be entitled to receive all benefits payable as a result of the Executive's death under the terms of the Company's employee benefit plans.

                  (b) DISABILITY.

                  (1) SHORT-TERM. In the event of the Executive's failure to substantially perform his duties hereunder on a full-time basis for periods aggregating not more than one hundred eighty (180) days during any twelve-month period as a result of incapacity due to physical or mental illness, the Company shall continue to pay the Base Salary to the Executive during the period of such incapacity, but only in the amounts and to the extent that disability benefits payable to the Executive under Company-sponsored insurance policies are less than the Executive's Base Salary.

                  (2) LONG-TERM. If the Executive is incapacitated for a period of one hundred eighty (180) consecutive days so that he cannot perform his duties hereunder on a full-time basis, the Executive's employment will terminate upon the expiration of such one hundred eighty (180) day period, and the Executive shall be entitled to receive all benefits payable to the Executive as a result of such termination under the terms of the Company's employee benefit plans. Notwithstanding the foregoing, the Executive's obligations and the Company's rights under Sections 6, 7, 8, 9 and 10 shall survive the termination of Executive's employment.

                  (c)      TERMINATION BY THE EXECUTIVE.

                           (1) RESIGNATION. If the Executive's employment is
terminated by reason of Executive's voluntary resignation, all of the Company's obligations hereunder shall terminate upon the date the Executive ceases to be employed as a result of such resignation. Notwithstanding the foregoing, the Executive's obligations and the Company's rights under Sections 6, 7, 8, 9 and 10 shall survive the termination of this Agreement, and the Executive shall be entitled to receive the unpaid portion of the Executive's Base Salary earned up to the date of such termination and all benefits payable to the Executive as a result of such termination under the terms of the Company's employee benefit plans.


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                           (2) TERMINATION FOR GOOD REASON. The Executive may
terminate this Agreement by giving a written notice of termination not less than thirty (30) days prior to the effective date of such termination for "Good Reason." As used herein, "Good Reason" means: (i) a Diminution in the Executive's Duties or Benefits as defined below; (ii) material breach ("Material Breach") of this Agreement by the Company or Bancorp, or (iii) "Change in Control" as defined below.

                           The term "Diminution in Duties or Benefits" means:
(i) a material diminution of the Executive's duties or responsibilities as Vice President, Commercial Lending of the Company; (ii) a change in the principal workplace of the Executive to a location other than Wayne, Stark or Holmes Counties thereto; (iii) a material demotion; (iv) a material change in the number or seniority of other Company personnel reporting to the Executive or a material reduction in the frequency with which, or in the nature of the matters with respect to which, such personnel are to report to the Executive, other than as part of a Company relocation or reduction in staff; (v) a material adverse change in the Executive's perquisites, benefits, contingent benefits or vacation, other than as a part of an overall program applied uniformly and with equitable effect to all members of the senior management of the Company; or (vi) a material permanent increase in the required hours of work or the workload of the Executive.

                           The term "Change of Control" means a change in
ownership or control of either Bancorp or the Company effected through any of the following transactions:

                                            (i) the direct or indirect
                           acquisition by any person or related group of persons, other than by the Bancorp or the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, Bancorp or the Company immediately prior to such acquisition, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Act of 1934, as amended) of securities possessing more than 50 percent of the total combined voting power of Bancorp's or the Company's outstanding securities, whether effectuated pursuant to a tender or exchange offer made directly to Bancorp's or the Company's shareholders or pursuant to another transaction;

                                            (ii) a change in the composition of
                           the board of directors of Bancorp or the Company over a period of 36 or fewer consecutive months such that a majority of such respective board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for such respective board membership, to be comprised of individuals who either
                           (i) have been board members continuously since the beginning of such period or (ii) have been elected or nominated for election as board members during such period by at least a majority of the board members described in clause (i) who were still in office at the time such election or nomination was approved by the board; or


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                           (iii) the completion of a transaction requiring
                           shareholder approval for the acquisition of all or substantially all of the stock or assets of Bancorp or the Company by an entity other than Bancorp or the Company or any merger of Bancorp or the Company into another entity in which neither Bancorp nor the Company is the surviving entity.

                  Upon the Executive's termination for Good Reason, the Company shall pay the Executive in a single lump sum severance pay in the amount equal to the product of (a) 2.99 if the employment is terminated pursuant to a Change in Control, or 1.00 if the employment is terminated pursuant to a Diminution in Duties or Benefits or a Material Breach and (b) the sum of (i) the Executive's Base Salary in effect for the year of termination and (ii) the Bonus awarded to the Executive for the Company's most recently completed fiscal year. All stock options previously awarded to he Executive, whether vested or unvested, shall become immediately exercisable. In addition, upon a termination for Good Reason, the Company, to the extent permitted by applicable law, shall permit the Executive to continue to participate in its group health insurance plan, under COBRA, for a period of one year from the date of termination. Notwithstanding the foregoing, the Executive's obligations and the Company's rights under Sections 6, 7, 8, 9 and 10 shall survive the termination of this Agreement, and the Executive shall be entitled to receive all benefits payable to the Executive as a result of such termination under the terms of the Company's employee benefit plans.

                  (d) TERMINATION FOR CAUSE. If the Company terminates the Executive's employment for cause (as defined below), all of the Company's obligations hereunder shall immediately terminate. As used herein, "for cause" shall mean (i) willful misconduct by the Executive in the performance of his duties, or (ii) gross negligence by the Executive in the performance of his duties, or (iii) the Executive's indictment or conviction for committing a crime, or (iv) the Executive's commission of an act of moral turpitude, or (iv) the continued failure and/or refusal of the Executive to correct any deficiencies within fifteen (15) days following receipt by the Executive of written notice from the Board specifying such deficiencies. Notwithstanding the termination of this Agreement pursuant to this Section 5(d), the Executive's obligations and the Company's rights under Sections 6, 7, 8, 9 and 10 shall survive this termination of this Agreement.

                  (e) TERMINATION WITHOUT CAUSE. The Company may terminate the Executive's employment at any time without cause pursuant to written notice at least thirty (30) days in advance of such termination date. If the Executive's employment terminates pursuant to this Section 5(e), both the Company's and the Executive's obligations hereunder shall immediately terminate. Notwithstanding the foregoing, the Company shall pay the Executive severance pay in an amount equivalent to Executive's Base Salary in effect for the year of termination, payable in a single lump sum installment within thirty (30) days following the date of termination. The Executive's termination date, and the Executive's obligations and the Company's rights under Sections 6, 7, 8, 9, 10 and 11 shall survive the termination of employment.

6. NONSOLICITATION. The Executive agrees that he shall not at any time (whether during or for a period of one (1) year after the Executive's termination of employment with the Company), without the prior written consent of the Company, either directly or indirectly (i)



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solicit (or attempt to solicit), induce (or attempt to induce), cause or facilitate any employee, director, agent, consultant, independent contractor, representative or associate of the Company or the Company's Affiliates to terminate his, her or its relationship with the Company or the Company's Affiliates, or (ii) solicit (or attempt to solicit), induce (or attempt to induce), cause or facilitate any supplier of services or products to the Company or the Company's Affiliates to terminate or change his, her or its relationship with the Company or the Company's Affiliates, or otherwise interfere with any relationship between the Company or the Company's Affiliates and any of the Company's or the Company's Affiliates' suppliers of products or services.

7. NONDISCLOSURE. The Executive agrees that he shall not at any time (whether during or for a period of one (1) year after the termination of his employment with the Company) directly or indirectly copy, disseminate or use, for the Executive's personal benefit or the benefit of any third party, any Confidential Information, regardless of how such Confidential Information may have been acquired, except for the disclosure of such Confidential Information as may be
(i) in keeping with the performance of the Executive's employment duties with the Company, (ii) as required by law, or (iii) as authorized in writing by the Company. For purposes of this Agreement, the term "Confidential Information" shall mean all information or knowledge belonging to, used by, or which is in the possession of the Company or the Company's Affiliates relating to the Company's or the Company's Affiliates' business, business plans, strategies, pricing, sales methods, customers (including, without limitation, the names, addresses or telephone numbers of such customers), technology, programs, finances, costs, employees (including, without limitation, the names, addresses or telephone numbers of any employees), employee compensation rates or policies, marketing plans, development plans, computer programs, computer systems, inventions, developments, trade secrets, know how or confidences of the Company or the Company's Affiliates or the Company's or the Company's Affiliates' business, without regard to whether any of such Confidential Information may be deemed confidential or material to any third party, and the Company and the Executive hereby stipulate to the confidentiality and materiality of all such Confidential Information. The Executive acknowledges that all of the Confidential Information is and shall continue to be the exclusive proprietary property of the Company and/or the Company's Affiliates, whether or not prepared in whole or in part by the Executive and whether or not disclosed to or entrusted to the custody of the Executive. The Executive agrees that upon the termination of the Executive's employment with the Company for any reason, the Executive will return promptly to the Company and/or the Company's affiliates all memoranda, notes, records, reports, manuals, pricing lists, prints and other documents (and all copies thereof) relating to the Company's and/or the Company's Affiliates' business which he may then possess or have with the Executive's control, regardless of whether any such documents constitute Confidential Information. The Executive further agrees that he shall forward to the Company all Confidential Information which at any time (including after the period of his employment with the Company) should come into the Executive's possession or the possession of any other person, firm or entity with which the Executive is affiliated in any capacity.

8. NO SLANDER. The Executive agrees not to in any way slander or injure the business reputation or goodwill of the Company or the Company's Affiliates through any contact with customers, vendors, suppliers, employees or agents of the Company or the Company's Affiliates, or in any other way.



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9. INVENTIONS AND PATENTS. The Executive agrees that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, and all similar or related information which relates to the Company's or the Company's Affiliates' actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by the Executive while employed by the Company or its predecessor (all of the foregoing being referred to herein as "Work Product") belong to the Company and the Company's Affiliates. The Executive shall perform all actions reasonably requested by the Company (whether during or after the employment period) to establish and confirm such ownership of Work Product (including, without limitation, assignments, consents, powers of attorney and other instruments).

10. REMEDIES.

                  (a) ENFORCEMENT. The Executive acknowledges that the restrictions contained in Sections 6, 7, 8, 9 and 10 are reasonable and necessary to protect the legitimate interests of the Company and the Company's Affiliates. If the Executive breaches any of the provisions of Sections 6, 7, 8 and 9 hereof, the Company and/or the Company's Affiliates shall have the right to specifically enforce the Agreement by means of an injunction, it being acknowledged by the Executive and agreed upon by the parties that any such breach will cause irreparable injury to the Company and/or the Company's Affiliates for which money damages alone will not provide an adequate remedy. The rights and remedies enumerated above shall be in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity.

                  (b) PARTIAL INVALIDITY. In the event any of the covenants contained in Sections 6, 7, 8, 9 and 10 or any portion thereof, shall be found by a court of competent jurisdiction to be invalid or unenforceable as against public policy or for any other reason, such court shall exercise its discretion to reform such covenant to the end that the Executive shall be subject to noncompetition, nonsolicitation and nondisclosure covenants that are reasonable under the circumstances and are enforceable by the Company and/or the Company's affiliates. In any event, if any provision of this Agreement is found unenforceable for any reason, such provision shall remain in force and effect to the maximum extent allowable and all unaffected provisions shall remain fully valid and enforceable and such finding shall in no way affect the enforceability of any such provision at a subsequent date against a different employee.

11. ENFORCEABILITY. The unenforceability or invalidity of any provision of this Agreement shall not affect the enforceability or validity of the balance of the Agreement. In the event that any such provision should be or becomes invalid for any reason, such provision shall remain effective to the maximum extent permissible, and the parties shall consult and agree on a legally acceptable modification giving effect to the commercial objectives of the unenforceable or invalid provision, and every other provision of this Agreement shall remain in full force and effect.

12. BINDING EFFECT. This Agreement shall inure to the benefit of, and be enforceable by, the parties' successors, representatives, executors, administrators or assignees.



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13. NOTICES. All notices, requests, demands and other communications made or given in connection with this Agreement shall be in writing and shall be deemed to have been duly given (a) if delivered, at the time delivered or (b) if mailed, at the time mailed at any general or branch United States Post Office enclosed in a registered or certified postage paid envelope, or (c) if couriered, one day after deposit with a national overnight courier, addressed to the address of the respective parties as follows:

         To the Company:   Ohio Legacy Bank
                           305 West Liberty Street
                           Wooster, OH  44691
                           Attn:  Secretary

         With a Copy to:   Daniel H. Plumly, Esq.
                           Critchfield, Critchfield & Johnston, Ltd.
                           225 N. Market Street
                           P. O. Box 599
                           Wooster, OH  44691-0599

         To the Executive: Robert E. Boss
                           1817 SR 83, Unit 2534
                           Millersburg, OH  44654

or to such other addresses as the party to whom notice is to be given may have previously furnished to the other party in writing in the manner set forth above, provided that notices of changes of address shall only be effective upon receipt.

14. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties hereto relating to the subject matter hereof, and there are no written or oral terms or representations made by either party other than those contained herein. This Agreement supersedes and replaces any and all employment agreement and agreements providing for payments for services between the Executive and the Company or any of the Company's Affiliates, all of which are terminated upon the Executive's execution of this Agreement.

15. GOVERNING LAW. The validity, interpretation, construction, performance and enforcement of this Agreement shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of laws. The Company and the Executive hereby irrevocably submit to the jurisdiction of the courts of the State of Ohio, with venue in Wayne County, over any dispute arising out of this Agreement and agree that all claims in respect of such dispute or proceeding shall be heard and determined in such court. The Company and the Executive hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may have to the venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. The Company and the Executive hereby consent to process being served by them as required by law in any suit, action or proceeding.




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16. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                            OHIO LEGACY CORP


________________________________            By:_________________________________
ROBERT E. BOSS

      Title:________________________________



                                            OHIO LEGACY BANK


                                            By:_________________________________

      Title:________________________________




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